                                    SIROTE
                                 ---- & ----
                                   PERMUTT
                          A PROFESSIONAL CORPORATION


                         2222 Arlington Avenue South
                                  Reply To:
                            Post Office Box 55727
                        Birmingham, Alabama 35255-5727
                           Telephone (205) 933-7111
                           Facsimile (205) 930-5301
                         Writer's direct dial number:
                                (205) 930-5108


                                June 21, 1994



Capstone Capital Corporation
One Perimeter Park South
Birmingham, Alabama  35243

                 Re:      Registration Statement on Form S-11
                          Registration No. 33-77788

Gentlemen:

                 We have acted as your counsel in connection with the preparation of a registration statement on Form S-11 (the "Registration Statement") filed with the Securities and Exchange Commission on April 15, 1994, as subsequently amended, of up to 6,670,000 shares of Common Stock, $.001 par value (the "Shares"), of Capstone Capital Corporation (the "Company") to be sold by the Company to the underwriters represented by Smith Barney, Inc. and
J. C. Bradford & Co., Inc. (the "Underwriters"), pursuant to the Underwriting Agreement between the Company and the Underwriters filed as Exhibit 1 to the Registration Statement (the "Underwriting Agreement").

                 In connection with this opinion, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary and appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

         We are attorneys admitted to practice in the State of Alabama. We express no opinion concerning the laws of any jurisdiction other than the laws of the United States of America and the State of Alabama. With respect to matters of Maryland law, we have relied upon the opinion of Ballard Spahr Andrews & Ingersoll.

         Based upon the foregoing, we are of the opinion that the Shares, when issued and delivered in the manner and on the terms described in the Registration Statement and the Underwriting Agreement (after the Registration Statement is declared effective), will be duly authorized, validly issued, fully paid and non-assessable.





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Capstone Capital Corporation
June 21, 1994
Page 2



         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to us under the caption "Legal Matters" in the prospectus included in the Registration Statement.


                                  Very truly yours,

                                  SIROTE & PERMUTT, P.C.

                                  By /s/ John H. Cooper
                                     -------------------
                                     John H. Cooper